UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐		Preliminary Proxy Statement
☐		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐		Definitive Proxy Statement
☒		Definitive Additional Materials
☐		Soliciting Material under §240.14a-12
MASTERCARD INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On April 30, 2014, MasterCard Incorporated sent the following text of an email to employees in connection with its solicitation of proxies for its 2014 Annual Meeting of Stockholders:

As an employee who has received shares of MasterCard's Class A common stock through the company's stock plan, you likely have either recently received (or will soon receive) from Morgan Stanley, as your broker, a notice of internet availability of proxy materials (or, if previously requested, actual paper copies of the proxy materials) for our upcoming 2014 Annual Meeting of Stockholders, to be held on June 3, 2014.

Unless you had previously requested paper copies of the proxy materials, the mailing you receive will be in a relatively small and thin envelope which says “Vote” on the outside and will have the name “Morgan Stanley” showing through the window.  The outside of the envelope will not indicate that it is related to your MasterCard shares.

Your vote is very important.  We encourage you to follow the instructions on the notice to review our proxy statement, which was publicly filed with the U.S. Securities and Exchange Commission on April 17, 2014.  You may vote your shares by phone or internet by following the instructions on the notice (or, if you received paper copies of the proxy materials, on your voting form).  Several of the proposals to be considered at the annual meeting are deemed to be “non-routine” and therefore require you to provide specific voting instructions in order for your vote to be counted for these proposals (including the election of each of our directors and an advisory vote on our executive compensation).

Please do not hesitate to contact either me (via email at or by phone at ) or Craig Brown, Assistant Corporate Secretary and Senior Counsel (via email at or by phone at ), should you have any questions.

If you have already received your notice (or voting form) with respect to shares which are held at Morgan Stanley but inadvertently misplaced or discarded it, you may call of Morgan Stanley at with a voting instruction or to obtain the necessary information to view the proxy materials and vote.  If you have any additional questions regarding how to vote your shares, please feel free to contact our proxy solicitor, Georgeson Inc., at (866) 541-3547.

Thanks in advance for your assistance.  We appreciate you taking the time to review the proxy materials, consider the matters included and vote.

Bart Goldstein
Corporate Secretary
Senior Associate General Counsel